As filed with the Securities and Exchange Commission on September 2, 2014	Registration No. 333-191742

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SALEEN AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	3711	45-2808694
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2735 Wardlow Road

Corona, CA 92882

(800) 888-8945

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Fiene, Chief Financial Officer

Saleen Automotive, Inc.

2735 Wardlow Road

Corona, CA 92882

(800) 888-8945

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

 Louis Wharton, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-Accelerated Filer	[ ] (Do not check if smaller reporting company)	Smaller Reporting Company	[X]

Deregistration of Securities

On November 8, 2013, the Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 (File No. 333-191742) of Saleen Automotive, Inc. (“we” or “our”) initially filed with the SEC on October 16, 2013, which filing was subsequently amended on November 5, 2013 (the “Registration Statement”), originally registering the resale by the selling stockholders identified in the prospectus of an aggregate of 10,656,000 shares of our common stock. This offering has been terminated. Pursuant to the undertaking contained in the Registration Statement, we file this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of our common stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Corona, State of California, on September 2, 2014.

SALEEN AUTOMOTIVE, INC.
(Registrant)

By:	/s/ Steve Saleen
Steve Saleen
Chief Executive Officer & President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Steve Saleen and David Fiene as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Saleen	Chief Executive Officer, President & Director	September 2, 2014
Steve Saleen	(Principal Executive Officer)

/s/ David Fiene	Chief Financial Officer & Secretary	September 2, 2014
David Fiene	(Principal Financial & Accounting Officer)

/s/ Jonathan A. Michaels	General Counsel & Director	September 2, 2014
Jonathan A. Michaels

/s/ Gary Freeman	Director	September 2, 2014
Gary Freeman

/s/ Jeffrey Kraws	Director	September 2, 2014
Jeffrey Kraws

/s/ Joe Amato	Director	September 2, 2014
Joe Amato